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                                 EXHIBIT 23.1

         CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Annual Report (Form 10-K) of our report, which includes an explanatory paragraph relating to substantial doubt about the entity's ability to continue as a going concern, dated January 16, 1998, except for Note 10 for which the date is January 26, 1998 and Note 12 for which the date is April 6, 1998, on our audits of the financial statements and financial statement schedule of ChemTrak Incorporated as of December 31, 1997 and for the year then ended.

  We also consent to the incorporation by reference in the Registration Statements of ChemTrak Incorporated (Forms S-8, File Numbers 33-55326, 33-45912, 33-82784, 333-39807 and Form S-3, File Number 333-46745) of our report, which includes an explanatory paragraph relating to substantial doubt about the entity's ability to continue as a going concern, dated January 16, 1998, except for Note 10 for which the date is January 26, 1998 and Note 12 for which the date is April 6, 1998, with respect to the financial statements of ChemTrak Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          /s/ COOPERS & LYBRAND L.L.P.

San Jose, California

May 12, 1998